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                                                                     Exhibit 5.1

                       Opinion of Mark J. Ohringer, Esq.



                                April ____, 2001


Heller Financial, Inc.
500 West Monroe Street
Chicago, Illinois  60661



Dear Ladies and Gentlemen:

     I am the General Counsel of Heller Financial, Inc., a Delaware corporation (the "Company"), and have acted as counsel for the Company in connection with the Company's Registration Statement on Form S-3 (registration nos.: 333-58052 and 333-58052-01), as amended (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), by the Company and HFI Trust I, a statutory business trust established by the Company under the laws of the State of Delaware (the "Trust"). The Registration Statement relates to the proposed issuance and sale of up to (a) $175,000,000 in aggregate principal offering price of Mandatory Enhanced Dividend Securities UnitsSM MEDSSM Units ("MEDS Units"), including (i) stock purchase contracts of the Company (the "Purchase Contracts"), obligating the holders to purchase shares of the Company's Class A Common Stock, $ 0.25 par value per share ("Common Stock"), (ii) trust preferred securities issued by the Trust (the "Trust Preferred Securities"), (iii) guarantees of the Trust Preferred Securities by the Company (the "Guarantees"), and (iv) subordinated deferrable notes of the Company to be issued initially to the Trust (the "Notes"), and (b) up to $175,000,000 in aggregate offering price of shares of Common Stock issuable upon settlement of the Purchase Contracts (the "Common Shares").

     The Notes will be issued pursuant to an Indenture for subordinated securities dated September 1, 1995, between the Company and State Street Bank and Trust Company, as successor to Shawmut Bank Connecticut, N.A., as indenture trustee, as supplemented by the first supplemental indenture thereto dated as of October 13, 1995 (the "First Supplemental Indenture"), and to be supplemented by the second supplemental indenture thereto (the "Second Supplemental Indenture"). The Guarantees will be issued pursuant to a guarantee agreement to
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Heller Financial, Inc.
April ____, 2001
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be entered into between the Company and BNY Midwest Trust Company, as guarantee trustee (the "Guarantee Agreement"). The Purchase Contracts will be issued pursuant to a purchase contract agreement to be entered into between the Company and BNY Midwest Trust Company, as purchase contract agent (the "Purchase Contract Agreement").

     I am familiar with the corporate proceedings of the Company to date with respect to the proposed issuance and sale of the securities, and I have examined such corporate records of the Company and such other documents and certificates as I have deemed necessary as a basis for the opinions hereinafter expressed, including (a) the Registration Statement; (b) the Amended and Restated Certificate of Incorporation of the Company (the "Certificate of Incorporation"); (c) the Amended and Restated By-Laws of the Company; (d) the Certificate of Trust and the Declaration of Trust pursuant to which the Trust was established; (e) the Amended and Restated Declaration of Trust to be executed with respect to the Trust (the "Amended Declaration"); (f) the Underwriting Agreement to be entered into among the Company, the Trust and the underwriters named therein (the "Underwriting Agreement"); (g) the Indenture;
(h) the First Supplemental Indenture; (i) the Second Supplemental Indenture; (j) the Purchase Contract Agreement; (k) the Pledge Agreement to be entered into between the Company and Wells Fargo Minnesota, N.A., as collateral agent and securities intermediary (the "Pledge Agreement"); (l) the Remarketing Agreement to be entered into between the Company, the Trust, and J.P. Morgan Securities Inc., as remarketing agent (the "Remarketing Agreement" and, collectively with the Amended Declaration, the Underwriting Agreement, the Indenture (as supplemented by the First Supplemental Indenture and the Second Supplemental Indenture), the Purchase Contract Agreement and the Pledge Agreement, the "Transaction Documents"); (m) the Guarantee Agreement; and (n) the Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") of State Street Bank and Trust and Company, as indenture trustee.

     In connection with this opinion, I have assumed the accuracy and completeness of all documents and records that I have reviewed, the genuineness of all signatures, the legal capacity and due authority of the parties signing such documents, the authenticity of all documents submitted to me as originals, and the conformity to authentic original documents of all documents submitted to me as certified, conformed or reproduced copies. I have further assumed that:
(i) each of the Transaction Documents will be duly executed and delivered by the Company and the Trust (if applicable), and each will be duly authorized, executed and delivered by each of the other parties thereto; and (ii) at the time of settlement of the Purchase Contracts, there will be sufficient shares of Common Stock authorized under the Certificate of Incorporation and not otherwise reserved for issuance.
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Heller Financial, Inc.
April ____, 2001
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     The opinions set forth below are given as of the date hereof and are subject to the following qualifications:

     (a) the effects of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally;

     (b) the effects of general principles of equity, whether applied by a court of law or equity; and

     (c) any limitations under applicable laws and considerations of public policy which relate to indemnification and contribution provisions.

     Based upon and subject to the foregoing, it is my opinion that:

1. The Company is a corporation duly organized, existing and in good standing under the laws of the State of Delaware.

2. When the certificates representing the MEDS Units have been duly executed, countersigned, registered and delivered in accordance with the Transaction Documents, and upon payment of the consideration therefor as provided therein, the MEDS Units will be legal, valid and binding obligations of the Company.

3. When the Purchase Contracts have been duly executed and delivered in accordance with the Transaction Documents, and upon payment of the consideration therefor as provided therein, the Purchase Contracts will constitute legal, valid and binding obligations of the Company.

4. When the certificates representing the Trust Preferred Securities have been duly executed, countersigned, registered and delivered in accordance with the Transaction Documents, and upon payment of the consideration therefor as provided therein, the Guarantees will constitute the legal, valid and binding obligations of the Company.

5. When the Notes have been duly executed, authenticated, issued and delivered in accordance with the Transaction Documents, and upon payment of the consideration therefor as provided therein, the Notes will constitute legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture (as supplemented by the First Supplemental Indenture and the Second Supplemental Indenture).

6. When the certificates representing the Common Shares have been duly executed, countersigned, registered and delivered in accordance with the Certificate of Incorporation and the Transaction Documents, and upon payment of the consideration
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Heller Financial, Inc.
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     therefor as provided therein, the Common Shares will be validly issued, fully paid and non-assessable.

     I hereby consent to the use of my name under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement and to the use of
this opinion for filing as Exhibit 5.1 to the Registration Statement.   In
giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the related rules and regulations thereunder.


                                    Very truly yours,



                                    Mark J. Ohringer
                                    General Counsel
                                    Heller Financial, Inc.